UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2025

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue NW, South Building, Suite 900 Washington, DC	20004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported in the Current Report on Form 8-K filed by ASP Isotopes Inc. (the “Company”) with the Securities and Exchange Commission on May 20, 2025 (the “Prior Form 8-K”), on May 20, 2025, the Company entered into an agreement (the “Firm Intention Offer Letter”) with Renergen Limited, a public company incorporated under the laws of the Republic of South Africa (“Renergen”), pursuant to which, subject to the terms and conditions thereof, the Company will make an offer to acquire all of the issued ordinary shares of Renergen (“Renergen Ordinary Shares”), in exchange for shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), as described below (the “Offer”).  The Company intends to implement the Offer through the implementation of a scheme of arrangement (the “Scheme”) in accordance with Sections 114 and 115 of the South African Companies Act, No. 71 of 2008 (the “Companies Act”).  On the implementation date of the Scheme (the “Scheme Implementation Date”), the holders of record of Renergen Ordinary Shares, who are registered as such in Renergen’s securities register as of the applicable record date for purposes of the listing requirements of the JSE (the “Scheme Record Date”), will exchange 100% of the issued Renergen Ordinary Shares as of the Scheme Record Date, excluding treasury shares, in exchange for consideration consisting of 0.09196 shares of Company Common Stock for each Renergen Ordinary Share (the “Scheme Consideration” and the shares of Company Common Stock to be issued as the Scheme Consideration or in the Standby Offer, the “Consideration Shares”).  As a result of the implementation of the Scheme, Renergen will become a wholly owned subsidiary of the Company.  If the Scheme lapses or fails, solely due to one or more Scheme conditions not being fulfilled or, where applicable, not being waived, the Company, as part of the same Offer, will make an offer to acquire up to 100% of the Renergen Ordinary Shares from Renergen shareholders by way of general standby offer, which will not be subject to any condition as to acceptances (the “Standby Offer”; and the transactions contemplated by the Agreement, including the Scheme and the Standby Offer, the “Transactions”).

The implementation of the Scheme and completion of the Transactions remains subject to the satisfaction or waiver of certain closing conditions to be specified in the Scheme and as described in the Prior Form 8-K. If the Scheme is successfully implemented and the Transactions completed, the Company will be required to disclose information regarding the completion of the Transactions in a Current Report on Form 8-K as required by Item 2.01. This Current Report on Form 8-K is being filed in connection with the Firm Intention Offer Letter and the Transactions to provide certain information, including certain risk factors related to the Firm Intention Offer Letter and the Transactions, and is providing certain historical financial statements of Renergen and certain pro forma financial information giving effect to the consummation of the Firm Intention Offer Letter and the Transactions, which are attached hereto as Exhibit 99.1 and Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

In connection with the Firm Intention Offer Letter and the Transactions, the following financial statements are filed as part of this report:

(a) Financial Statements of Probable Business Acquisition.*

The audited consolidated statement of financial position of Renergen Limited as of February 28, 2025 and February 29, 2024, the related consolidated statement of profit or loss and other comprehensive loss, consolidated statement of changes in equity, and consolidated statement of cash flows for each of the years then ended, and notes related thereto, and the related Report of Independent Registered Public Accounting Firm, issued by BDO South Africa Incorporated, dated May 27, 2025, are attached as Exhibit 99.2 and incorporated into this Item 9.01(a) by reference.

* — Note: Renergen Limited has not yet been acquired. Financial statements are being provided pursuant to Rule 3-05 of Regulation S-X because the Transaction constitutes a probable significant acquisition.

(b) Pro forma financial information.

The unaudited pro forma combined condensed financial statements of the Company and Renergen as of and for the three months ended March 31, 2025 and for the fiscal year ended December 31, 2024, and the notes related thereto, giving effect to the Transaction, are filed herewith as Exhibit 99.3 and are incorporated into this Item 9.01(b) by reference.

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(d) Exhibits

Exhibit No.	Description
23.1	Consent of BDO South Africa Incorporated
99.1	Risk Factors
99.2

Audited consolidated statement of financial position of Renergen Limited as of February 28, 2025 and February 29, 2024, the related consolidated statement of profit or loss and other comprehensive loss, consolidated statement of changes in equity, and consolidated statement of cash flows for each of the years then ended, and notes related thereto, and the related Report of Independent Registered Public Accounting Firm, issued by BDO South Africa Incorporated, dated May 27, 2025

99.3

Unaudited pro forma combined condensed financial statements of ASP Isotopes Inc. and Renergen Limited as of and for the three months ended March 31, 2025 and for the fiscal year ended December 31, 2024, and the notes related thereto

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP Isotopes Inc.

Date: May 27, 2025	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

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